Exhibit 1a

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-104083) of Mettler Toledo International, Inc., of our report dated June 9, 2004 relating to the financial statements and schedule of the Mettler-Toledo, Inc. Defined Contribution Retirement Savings Plan, which appear in this Form 11-K.

/s/ Clark, Schaefer, Hackett & Co.

Columbus, Ohio

October 13, 2004

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